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                                                                  EXHIBIT 10(ll)

                                PROMISSORY NOTE

$7,840,000                       DALLAS, TEXAS                 DECEMBER 30, 1997


     FOR VALUE RECEIVED, MACFARLAN REALTY PARTNERS, L.L.C., a Texas limited liability company having its principal place of business at Two Turtle Creek Village, 3838 Oak Lawn Avenue, Suite 400, Dallas, Texas 75219 referred to herein as "Borrower," promises to pay to the order of COMPUCOM SYSTEMS, INC., a Delaware corporation having its principal place of business at 7171 Forest Lane, Dallas, Texas 75230 referred to herein as the "Lender," the principal sum of Seven Million Eight Hundred Forty Thousand Dollars ($7,840,000), or, if less, such amount as may have been advanced and be outstanding hereunder, together with interest on the unpaid principal balance as set forth below. All sums hereunder are payable to the Lender at its principal office at 7171 Forest Lane, Dallas, Texas 75230.

     1. DEFINITIONS. Unless the context hereof otherwise requires or provides, the terms used herein defined in that certain Deed of Trust (with Security Agreement, Assignment of Rents and Leases and Financing Statement), made by the Borrower in favor of Frederick J. Fowler, as Trustee for the use and benefit of the Lender dated as of December 30, 1997, as the same has been or may be amended or supplemented from time to time (the "Agreement") have the same meanings.

     2. INTEREST RATE. The principal balance from the date hereof until maturity (whether by acceleration or otherwise) shall bear interest at the rate of 6.8% per annum. Interest shall be calculated at a daily rate equal to 1/365th of the rate per annum herein provided. All past-due payments of principal and interest under this Note shall bear interest at the rate of 15% per annum from maturity until paid.

     3. PAYMENT OF PRINCIPAL AND INTEREST. The principal and accrued interest of this Note shall be due and payable in one installment of $8,285,484 on October 31, 1998. The principal and interest due hereunder shall be evidenced by the Lender's records which, absent manifest error, shall be conclusive evidence of the computation of principal and interest balances owed by the Borrower to the Lender.

     4.   DEFAULT. Upon the occurrence of an Event of Default described in
Section 7.4 of the Agreement, the entire principal of and accrued interest on this Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by the Borrower. Should any other Event of Default occur and be continuing, the holder of this Note may, without demand or notice of its election declare the entire unpaid balance of this Note, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by the Borrower.

     5. PREPAYMENT. The Borrower may at any time prepay in whole or in part the unpaid principal of this Note without premium or penalty, and the interest shall immediately cease on any amounts so prepaid. Prepayments of principal shall be applied in the inverse order of maturity.

     6. WAIVER. Each surety, endorser, guarantor and any other party now or hereafter liable for the payment of this Note in whole or in part ("Surety") and the Borrower hereby severally (a) waive grace, demand, presentment for payment, notice of nonpayment, protest, notice of protest, non-payment


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or dishonor, notice of intent to accelerate, notice of acceleration and all other notices (except as provided in the Agreement), filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, surrender, subordination, waiver, modification, change, exchange or release of any security or the release of the liability of any parties primarily or secondarily liable hereon, (c) agree that the Lender is not required first to institute suit or exhaust its remedies hereon against the Borrower, any Surety or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same or to join any of them in any suit against any others of them, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them. No failure of delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     7. ATTORNEYS' FEES. If this Note is not paid at maturity, regardless of how such maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy or any other judicial proceedings, or is placed in the hands of an attorney for collection, the Borrower shall pay, in addition to all other amounts owing hereunder, all actual expenses of collection, all court costs and reasonable attorney's fees incurred by the holder thereof.

     8. LIMITATION ON AGREEMENTS. All agreements between the Borrower and the Lender, whether now existing or hereafter arising, are hereby limited so that in no event shall the amount paid, or agreed to be paid to or charged or demanded by the Lender for the use, forbearance, or detention of money or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed the Maximum Rate. If any circumstance otherwise would cause the amount paid, charged or demanded to exceed the Maximum Rate, the amount paid or agreed to be paid to or charged or demanded by the Lender shall be reduced to the Maximum Rate, and if the Lender ever receives interest which otherwise would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest otherwise would exceed the unpaid balance of principal of this Note such excess shall be applied first to other indebtedness of the Borrower to the Lender, and the balance, if any, shall be refunded to the Borrower. In determining whether the interest paid, agreed to be paid, charged or demanded hereunder exceeds the highest amount permitted by applicable law, all sums paid or agreed to be paid to or charged or demanded by the Lender for the use, forbearance or detention of the indebtedness of the Borrower to the Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform through such term, (ii) be characterized as a fee, expense or other charge other than interest, and (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Lender and the Borrower in control herewith.

     9. GOVERNING LAW AND VENUE. This Note and the rights and obligations of the parties hereunder shall be governed by the laws of the United States of America and by the laws of the State of Texas, and is performable in Dallas County, Texas. Chapter 346 of the Texas Finance Code does not apply to this Note.

     10. AGREEMENT. This Note is the Note referred to in Section 1.1 of the Agreement, and is entitled to the benefits thereof and the security as provided therein. Reference is made to the Agreement and the Loan Documents for a statement of the rights and obligations of the Borrower, a


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description of the nature and extent of the security and the rights of the parties in respect to such security, and a statement of the terms and conditions under which the due date of this Note may be accelerated.



                                       MACFARLAN REALTY PARTNERS, L.L.C.



                                       By /s/JOHN L. JENKINS
                                         ----------------------------------
                                         John L. Jenkins
                                         President

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